UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 14, 2024

CEVA, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-49842	77-0556376
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15245 Shady Grove Road, Suite 400, Rockville, MD 20850
(Address of Principal Executive Offices, and Zip Code)

(240) 308-8328
Registrant’s Telephone Number, Including Area Code

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	CEVA	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

On February 14, 2024, CEVA, Inc. (the “Company”) announced its financial results for the quarter and year ended December 31, 2023. A copy of the press release, dated February 14, 2024, is attached and filed herewith as Exhibit 99.1. On the same day, the Company will hold a conference call to discuss its financial results for the fourth quarter and year ended December 31, 2023. A copy of the script of the conference call is attached hereto as Exhibit 99.2. This information, including Exhibits 99.1 and 99.2 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference to such filing.

In addition to the disclosure of financial results for the quarter and year ended December 31, 2023 and 2022 in accordance with generally accepted accounting principles in the United States (“GAAP”), the press release and script also included non-GAAP gross margin, operating income, net income and diluted earnings per share (“EPS”) figures for the referenced periods.

Non-GAAP gross margin for (1) the fourth quarter of 2023 excluded: (a) equity-based compensation expenses and (b) amortization of acquired intangibles and (2) the fourth quarter of 2022 excluded (i) equity-based compensation expenses and (ii) amortization of acquired intangibles.

Non-GAAP operating income for (1) the fourth quarter of 2023 excluded (a) equity-based compensation expenses, (b) the impact of the amortization of acquired intangibles and (c) costs associated with business acquisitions and (2) the fourth quarter of 2022 excluded (i) equity-based compensation expenses, (ii) the impact of the amortization of acquired intangibles, (iii) impairment cost associated with the closing of an office and (iv) retirement expenses for executives.

Non-GAAP net income and diluted earnings per share for (1) the fourth quarter of 2023 excluded (a) equity-based compensation expenses, (b) the impact of the amortization of acquired intangibles, (c) costs associated with business acquisitions, (d) income associated with the remeasurement of marketable equity securities, (e) tax charges as a result of the completion of a tax audit for prior years and (f) tax charges related to Section 174 of the Internal Revenue Code (the “IRC”) and (2) the fourth quarter of 2022 excluded (i) equity-based compensation expenses, (ii) the impact of the amortization of acquired intangibles, (iii) loss associated with the remeasurement of marketable equity securities, (iv) impairment charges associated with the closing of an office, (v) impairment expenses relating to retirement of executives and (vi) income associated with Section 174 of the IRC.

Non-GAAP gross margin for (1) the full year of 2023 excluded (a) equity-based compensation expenses and (b) amortization and impairment of acquired intangibles and (2) the full year of 2022 excluded (i) equity-based compensation expenses and (ii) amortization and impairment of acquired intangibles.

Non-GAAP operating income for (1) the full year 2023 excluded (a) equity-based compensation expenses, (b) the impact of the amortization of acquired intangibles and (c) costs associated with business acquisition and (2) the full year 2022 excluded (i) equity-based compensation expenses, (ii) amortization and impairment of acquired intangibles, (iii) impairment costs associated with the closing of an office and (iv) retirement expenses of executives.

Non-GAAP net income and diluted earnings per share for (1) the full year 2023 excluded (a) equity-based compensation expenses, (b) the impact of the amortization of acquired intangibles, (c) costs associated with business acquisition, (d) tax charges resulting from the completion of a tax audit for prior years and (e) tax charges associated with Section 174 of the IRC and (2) for the full year 2022 excluded (i) equity-based compensation expenses, (ii) amortization and impairment of acquired intangibles, (iii) net gain associated with the remeasurement of marketable equity securities, (iv) deferred tax asset write-offs, including withholding tax assets that we will not be able to utilize as a tax credit, (v) costs associated with the closing of an office, (vi) retirement expenses for executives and (vii) income associated with Section 174 of the IRC.

The Company believes that the reconciliation of financial measures in the press release and script is useful to investors in analyzing the results for the quarters ended December 31, 2023 and 2022 because the exclusion of the applicable expenses may provide a more meaningful analysis of the Company’s core operating results and comparison of quarterly results. Further, the Company believes it is useful for investors to understand how the expenses associated with the application of FASB ASC No. 718 are reflected on its statements of income. The reconciliation of financial measures should be reviewed in addition to and in conjunction with results presented in accordance with GAAP, and are intended to provide additional insight into the Company’s operations that, when viewed with its GAAP results and the accompanying reconciliation, offer a more complete understanding of factors and trends affecting the Company’s business. The reconciliation of financial measures should not be viewed as a substitute for the Company’s reported GAAP results.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description

99.1	Earnings release of CEVA, Inc., dated February 14, 2024
99.2	Script of the conference call of CEVA, Inc., dated February 14, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEVA, INC.

Date: February 14, 2024	By:	/s/ Yaniv Arieli
	Name:	Yaniv Arieli
	Title:	Chief Financial Officer